Exhibit 99.1

CARE.COM ANNOUNCES CFO TRANSITION

Steve Boulanger, Former CFO, Returns to Management Team as Interim CFO

Waltham, MA, November 12, 2014 - Care.com (NYSE: CRCM), the world’s largest online destination for finding and managing family care, today announced that the Company’s CFO, John Leahy, is leaving Care.com to pursue another opportunity. Care.com’s former CFO, Steve Boulanger, has returned to the management team as the Interim CFO, while the Company searches for a permanent CFO.
Mr. Boulanger will be leading a strong finance and accounting organization to support the expansion of the business.
“I am confident that Steve’s history with Care.com will enable a seamless transition. Steve played an integral role in building Care.com and has remained a trusted advisor to the Company. Our Board of Directors, management team and I look forward to working closely with him again as we seek to manage Care.com’s continued growth,” said Sheila Lirio Marcelo, Founder, Chairwoman and CEO of Care.com. “I want to thank John for his many contributions to Care.com. We all wish him well in the next phase of his career.”
Mr. Boulanger brings more than 30 years of experience spanning finance, accounting, operations and sales. His experience has spanned various industries, including consumer internet, software and services. Having served as Care.com’s CFO from 2007 through the spring of 2013, Mr. Boulanger has in-depth historical knowledge of Care.com’s products, services, platforms, and strategy. During his tenure with the Company, he oversaw Care.com’s financial strategy and execution, managed all finance functions, and played an integral role in five equity financings and three acquisitions prior to the IPO. Previously, Mr. Boulanger served as CFO for several companies over the course of nearly 20 years, including Tagsys RFID Group, Engim, OpenPages, iWant.com, Cimaron Communications, and FASTech Integration. A Certified Public Accountant, Mr. Boulanger holds an AB in Economics from Dartmouth College and an MBA from Harvard Business School.
Cautionary Language Concerning Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding leadership transitions, the impact of these changes on the Company and the Company’s efforts to manage its growth potential.
These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as "expect," "anticipate," "should," "believe," "hope," "target," "project," "goals," "estimate," "potential," "predict," "may," "will," "might," "could," "intend," variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond the Company's control. The Company's actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: our ability to grow our membership, our ability to cross-sell new and existing products and services to our members and to develop new products and services that members consider valuable, our ability to attract and retain key employees and other risks detailed in the Company's other publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent the Company's views as of the date of this press release. The Company anticipates that subsequent events and developments will cause its views to change. The Company undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.
-more-

ABOUT CARE.COM
Care.com (NYSE: CRCM) is the world’s largest online destination for finding and managing family care. As of September 2014, the Company had 13.3 million members spanning 16 countries, including the United States, the United Kingdom, Canada and parts of Western Europe. Care.com’s web and mobile platforms enable families to connect to care providers and caregiving services in a reliable and easy way, while also helping care providers find meaningful work. Through its consumer matching platform, tools and resources, Care.com allows families to make more informed hiring decisions. The Company also enables families to pay caregivers electronically online or via mobile device and also subscribe to Care.com HomePay to manage their household payroll and tax matters. As a further extension of its marketplace for families, Care.com also sells curated products for children, through Citrus Lane, the leading social ecommerce platform designed for moms. The Company also enables families to connect with one another locally through forums via Big Tent, an online community platform with more than 1 million registered members nationwide and approximately 1,700 parenting groups. In addition, Care.com serves hundreds of thousands of families whose employers provide access to Care.com’s consumer matching platform, as well as backup dependent care, as a corporate benefit through the company’s Workplace Solutions unit. Headquartered in Waltham, Massachusetts, Care.com has offices in Berlin, Austin, New York City and Mountain View.
# # #
Contacts:
Press:
Nancy Bushkin
Vice President, Public Relations & Corporate Communications
nbushkin@care.com
781/642-5919

Investors Relations:
Denise Garcia
ICR
Denise.garcia@icrinc.com
781/795-7244